EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated January 4, 2007 in the Amendment No. 2 to the Registration Statement (File No. 333-135617) and related Prospectus of Claymore Securities Defined Portfolios, Series 314.

                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
January 4, 2007